Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Lloyd H. Malchow, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of SenoRx, Inc. on Form 10-Q for the quarterly period ended September 30, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents in all material respects the financial condition and results of operations of SenoRx, Inc.

Date: November 3, 2009	By:	/s/ Lloyd H. Malchow
	Name:	Lloyd H. Malchow
	Title:	President and Chief Executive Officer

I, Kevin J. Cousins, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of SenoRx, Inc. on Form 10-Q for the quarterly period ended September 30, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents in all material respects the financial condition and results of operations of SenoRx, Inc.

Date: November 3, 2009	By:	/s/ Kevin J. Cousins
	Name:	Kevin J. Cousins
	Title:	Chief Financial Officer